EXHIBIT 99


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                         [IBT BANCORP, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION
---------------------                 -----------------------
                                      CONTACT:
                                      --------
November 18, 1999                     Charles G. Urtin, Executive Vice President
                                      (724) 863-3100

                  IBT BANCORP, INC. ANNOUNCES STOCK REPURCHASE

     Irwin, Pennsylvania -- IBT Bancorp, Inc. (OTC Bulletin Board - IBTB) today announced that its board of directors has approved a repurchase plan covering up to 5%, or 151,100 shares of the company's common stock. Repurchases may be made from time to time.

     The company is the holding company for Irwin Bank & Trust Company of Pennsylvania. The company has consolidated assets of approximately $446 million. The bank operates from its main office, five branch offices, four supermarket branch offices and a loan office all in Westmoreland and Allegheny counties in Western Pennsylvania. The bank offers full service banking and trust services and its deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation ("FDIC").